INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT ("Agreement"), dated as of February 1, 2006, between Dynasil Corporation of America, a New Jersey corporation (the "Company"), and Cecil Ursprung ("Indemnitee"), is made with reference to the following facts:

     A.  It  is  essential that the Company and its  subsidiaries
recruit   and  retain  as  directors  the  most  capable  persons
available;

     B. Indemnitee is currently or is contemplating becoming a director of the Company or a subsidiary of the Company;

     C. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of publicly traded companies;

     D. In furtherance of the foregoing, Article 12 of the Company's Restated Certificate of Incorporation (the "Charter") provides as follows:

     12. A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this
     Article 12 shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, or (ii) not in good faith or involving a knowing violation of law, or
     (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this Article 12 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation, as the case may be, shall, without further corporate action, be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     E. Notwithstanding Article 12 of the Company's Charter, in recognition of Indemnitee's legitimate desire that all possible protection against personal liability resulting from or in connection with Indemnitee's performance of service for the Company as a director be available for and provided to Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter or any change in the composition of the Company's board of directors (the "Board of Directors") or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Certain Definitions.

     1.1 "Change in Control" shall be deemed to have occurred if,
(i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

     1.2 "Claim" means any claim or prayer for relief in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, whether instituted by or in the right of the Company, any subsidiary of the Company or any other party) in which Indemnitee in good faith reasonably believes he is a participant, respondent, party or otherwise involved as a result of Indemnitee's, or a person for whom Indemnitee is the legal representative, past or present service as a director of the Company or any subsidiary of the Company, or is or was serving at the request of the Company or any subsidiary of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans.

     1.3 "Expenses" include reasonable attorney's fees and all other costs, expenses and obligations actually and reasonably incurred by the Indemnitee in connection with investigating, defending or preparing to defend any Claim.

     1.4 "Independent Legal Counsel" means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company, any subsidiary of the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

     1.5 "Reviewing Party" means (i) a majority of directors who are not parties to the action, even though less than a quorum,
(ii) a Committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, Independent Legal Counsel, or if the directors are unable to appoint Independent Legal Counsel, the stockholders.

     1.6 "Voting Securities" means any securities which vote generally in the election of directors.

     2. Indemnification.

     2.1 In General. In connection with any Claim that relates to events occurring after the date hereof, the Company shall indemnify and advance Expenses to Indemnitee as provided in this Agreement and to the fullest extent permitted or contemplated by N.J.S.14A:3-5(8); provided, however, that no indemnification shall be made to or on behalf of Indemnitee if a judgment or other final adjudication adverse to Indemnitee establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection
(3) of N.J.S.14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by Indemnitee of an improper personal benefit..

     2.2 Claims Other Than Claims by or in the Right of the Company or Any Subsidiary of the Company. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any action, suit or proceeding pursuant to any Claim, other than a Claim by or in the right of the Company or any subsidiary of the Company, the Company shall, subject to Sections 2.5 and 2.6, indemnify Indemnitee against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim.

     2.3 Proceedings by or in the right of the Company or Any Subsidiary of the Company. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any proceeding pursuant to any Claim brought by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor, the Company shall, subject to Sections
2.5 and 2.6, indemnify Indemnitee against any and all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) of such Claim. Notwithstanding the foregoing, no such indemnification shall be made in respect of any Claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company or any subsidiary of the Company unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Superior Court or such other court shall deem proper.

     2.4 Payment of Indemnification; Advancement of Expenses. Subject to Sections 2.5 and 2.6, the Company shall indemnify Indemnitee as soon as practicable but in any event no later than 30 days after written demand is presented to the Company. If so requested by Indemnitee, the Company shall advance (within 10 business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"); provided, however, that the payment of Expenses incurred by Indemnitee in advance of the final disposition of the Claim will be made only upon receipt by the Company of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

     2.5 Indemnitee Not Entitled to Indemnification. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (or part thereof) initiated by the Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim (or part thereof), other than an action, suit or proceeding commenced by Indemnitee to secure a determination that Indemnitee is entitled to indemnification as provided in Section 2.6 which action, suit or proceeding shall not require such authorization or consent.

     2.6 Determination of Entitlement. Notwithstanding anything in this Agreement to the contrary, (i) the obligations of the Company under this Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2.4 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3. If there has been no determination by the Reviewing Party within 60 days after written demand for indemnification made under Section 2.4 or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of New Jersey having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor. The Company shall indemnify Indemnitee for his Expenses relating to any such proceeding and shall advance such Expenses to Indemnitee, subject to the Company's receipt of such written undertaking as the Company shall reasonably request from Indemnitee to repay to the Company any funds so advanced if the court determines that Indemnitee is not entitled to indemnification of such Expenses. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. Indemnitee may initiate mediation instead of a judicial determination of Indemnitee's entitlement to indemnification, in which event Indemnitee will bear twenty percent (20%) of the costs of such mediation.

     3. Change in Control. If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company shall pay the reasonable fees of the Independent Legal Counsel referred to above and fully indemnify such counsel against any and all expenses (including reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     4. Indemnification Not Exclusive. Notwithstanding this Agreement, the Company shall indemnify Indemnitee against any and all Expenses (including reasonable attorneys' fees) and, if requested by Indemnitee, shall (within 10 business days of such request) advance such Expenses to Indemnitee for (i) indemnification or advance payment of Expenses by the Company under the Charter or any other agreement, certificate of incorporation or Company by-law now or hereafter in effect relating to Claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company. Without limiting the generality of the foregoing, to the extent that a change in the New Jersey Business Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of the Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     7. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

     8.  Liability Insurance. The Company will maintain insurance
(i) at not less than the levels in effect as of the date hereof with respect to Indemnitee until the third anniversary of the date hereof, or (ii) at the levels in effect as of the date of the expiration of the term, death, removal, retirement or resignation of Indemnitee for a period of three years after such event, whichever level is greater, in either case, with respect to any Claim, against all liability and loss suffered and Expenses (including reasonable attorney's fees) reasonably incurred by Indemnitee at the Company's expense, to protect the Company and Indemnitee against any such liability, cost, payment, or Expense.

     9. Amendments and Waivers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that my be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Charter or otherwise) of the amounts otherwise indemnifiable hereunder.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or in any other capacity for any other enterprise at the Company's request.

     13. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

     14. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.

     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

     INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Agreement as of the date first above written.

                                   DYNASIL CORPORATION OF AMERICA


                                   By
                                        Craig T. Dunham
                                        President

                                   INDEMNITEE



                                        Cecil Ursprung